UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2018

BIO-TECHNE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17272	41-1427402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
614 McKinley Place NE Minneapolis, MN 55413
(Address of Principal Executive Offices) (Zip Code)

(612) 379-8854
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition

A copy of the press release issued by Bio-Techne Corporation on February 6, 2018, describing the results of operations for the quarter ended December 31, 2017 and its financial condition as of December 31, 2017, is attached hereto as Exhibit 99.1.

The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2018, the Board of Directors (the “Board”) of Bio-Techne Corporation (the “Company”) approved the adoption of the Company’s Third Amended and Restated Bylaws (the “Amended Bylaws”).

The primary amendments to the existing bylaws made by the Amended Bylaws include the following:

Section 2.5 was added to provide clarity with regard to who will act as chair and secretary of shareholder meetings and the authority of the Board to set rules of conduct for shareholder meetings.

Section 2.9 was added to specify that only nominations and proposals made in compliance with the terms of the bylaws can be made at any regular or special meeting of shareholders and that that chair of the meeting has authority to determine whether a nomination or proposal was made in compliance with the bylaw.

Section 2.10 was revised to conform the Company’s advance notice requirements for shareholder nominations and proposals to common practice among the Company’s peers. Among other changes, Section 2.10 (i) addresses the effect of changes to Board size on the advance notice requirements, (ii) adds a requirement for the proponent to update or supplement the information required to be disclosed in connection with a nomination or proposal to ensure that the information is accurate as of the record date and ten days prior to the meeting, (iii) requires proponents of nominations or proposals (and certain related parties) to make disclosures regarding their agreements, arrangements, and derivative instruments related to the Company and its securities, and (iii) specifies additional information that must be provided regarding nominees and proposals.

Section 2.11 was added to require that shareholder nominees submit (i) a questionnaire regarding the nominee’s background and qualification and (ii) an agreement that the nominee is not and will not become party to certain agreements regarding the Company and the nominee’s service as director, that the nominee will comply with the Company’s corporate governance and other applicable policies, and that the nominee will act in the best interest of the Company and its shareholders.

Section 2.13 was added to provide that, subject to compliance with the terms thereof, shareholders that meet certain requirements may have their director nominees included in the Company’s proxy statement for regular meetings of shareholders. Shareholders must (alone or together with a group of up to 20 shareholders) have owned at least 3% of the Company’s outstanding shares of common stock for the preceding three years. The maximum aggregate number of shareholder nominees that may be included in the Company’s proxy statement will be the greater of two directors or 20% of the number of directors elected by shareholders (rounded down).

Section 7.6 was added to designate the state and federal courts in Hennepin County, Minnesota as the sole and exclusive forum for certain legal actions involving the Company, unless the Company selects or consents to the selection of an alternative forum.

The description of the amendments contained in the Amended Bylaws provided above is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is included as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events

A copy of the press release issued by Bio-Techne Corporation on February 6, 2018, announcing a cash dividend is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Third Amended and Restated Bylaws of the Company

99.1	Press Release, dated February 6, 2018, announcing results of operations

99.2	Press Release, dated February 6, 2018, announcing cash dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TECHNE CORPORATION

Date: February 6, 2018	By:	/s/ Brenda S. Furlow
Brenda S. Furlow Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of the Company

99.1	Press Release, dated February 6, 2018, announcing results of operations

99.2	Press Release, dated February 6, 2018, announcing cash dividend.